EXHIBIT 99.2

Conduent Incorporated

Unaudited Pro Forma Condensed Consolidated Financial Statements

Introduction

On December 29, 2021 Conduent Business Services, LLC, a wholly owned subsidiary of Conduent Incorporated (“Conduent” or the “Company”), entered into a definitive agreement with Symplr Software, Inc., (“Buyer”) pursuant to which Conduent agreed to sell its Midas suite of patient safety, quality and advanced analytics solutions (the “Business”) for an aggregate cash purchase price of $340 million, less certain indebtedness and adjusted for the difference between estimated working capital at closing and a negotiated working capital target. On February 8, 2022, Conduent successfully completed the sale of the Business. At closing, the Buyer paid Conduent $321 million in cash, which is subject to settlement of customary post-closing adjustments; such settlement is likely to occur in the second quarter of 2022 and is not expected to be material.

The unaudited pro forma condensed consolidated financial data of the Company was derived from the historical condensed consolidated financial statements. The unaudited pro forma condensed consolidated balance sheet assumes the sale of the Business occurred on September 30, 2021. The unaudited pro forma condensed consolidated statements of income (loss) for the nine months ended September 30, 2021, and the year ended December 31, 2020, give effect to the sale of the Business as if it occurred as of January 1, 2020. The following unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company’s historical financial statements and accompanying notes for the year ended December 31, 2020, which were included in the Form 10-K filed on February 24, 2021, and the Company’s historical condensed consolidated financial statements and accompanying notes for the nine months ended September 30, 2021, which were included in the Quarterly Report on Form 10-Q filed on November 4, 2021.

The transaction accounting adjustments for the sale of the Business remove the assets, liabilities and results of operations and also give effect to adjustments to reflect the cash proceeds of approximately $321 million from the sale of the Business, the payment of related income taxes of $52 million and the repayment of debt in the amount of $100 million on February 11, 2022.

The unaudited pro forma condensed consolidated financial information is based on information currently available and assumptions that the Company believes are reasonable and is provided for illustrative and informational purposes only and is not intended to reflect what the Company’s consolidated financial position and results of operations would have been had the sale of the Business occurred on the dates indicated above and is not necessarily indicative of the Company’s future consolidated financial position and results of operations.

Conduent Incorporated

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2021

(in millions)	Conduent Historical	Transaction Accounting Adjustments	Notes		Unaudited Pro Forma
Assets
Cash and cash equivalents	$394	$169	(a	)	$563
Accounts receivable, net	701	(8)	(b	)	693
Contract assets	159	—			159
Other current assets	257	(1)	(b	)	256

Total current assets	1,511	160			1,671
Land, buildings and equipment, net	273	—			273
Operating lease right-of-use assets	243	—			243
Intangible assets, net	84	—			84
Goodwill	1,506	(162)	(b	)	1,344
Other long-term assets	475	(14)	(b	)	461

Total Assets	$4,092	$(16)			$4,076

Liabilities and Equity
Current portion of long-term debt	$21	$—			$21
Accounts payable	169	(1)	(b	)	168
Accrued compensation and benefits costs	252	(2)	(b	)	250
Unearned income	111	(26)	(b	)	85
Other current liabilities	434	1	(b	) (g)	435

Total current liabilities	987	(28)			959

Long-term debt	1,384	(100)	(a	)	1,284
Deferred taxes	87	16	(h	)	103
Operating lease liabilities	195	—			195
Other long-term liabilities	114	—			114

Total Liabilities	2,767	(112)			2,655

Series A convertible preferred stock	142	—			142
Common stock	2	—			2
Additional paid-in capital	3,912	—			3,912
Retained earnings (deficit)	(2,308)	96	(c	)	(2,212)
Accumulated other comprehensive loss	(423)	—			(423)

Total Equity	1,183	96			1,279

Total Liabilities and Equity	$4,092	$(16)			$4,076

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Conduent Incorporated

Unaudited Pro Forma Condensed Consolidated Statement of Income (Loss)

For the Nine Months Ended September 30, 2021

(in millions, except per share data)	Conduent Historical	Transaction Accounting Adjustments	Notes		Unaudited Pro Forma
Revenue	$3,092	$(54)	(d	)	$3,038
Operating Costs and Expenses
Cost of services (excluding depreciation and amortization)	2,335	(24)	(d	)	2,311
Selling, general and administrative (excluding depreciation and amortization)	382	(7)	(d	)	375
Research and development (excluding depreciation and amortization)	3	—			3
Depreciation and amortization	265	(5)	(d	)	260
Restructuring and related costs	31	—			31
Interest expense	38	(2)	(e	)	36
(Gain) loss on divestitures and transaction costs	1	—			1
Litigation costs	2	—			2
Loss on extinguishment of debt	2	—			2
Other (income) expenses, net	4	—			4

Total Operating Costs and Expenses	3,063	(38)			3,025

Income Before Income Taxes	29	(16)			13
Income tax expense	17	(4)	(f	)	13

Net Income (Loss)	$12	$(12)			$—

Net Earnings (Loss) per Share:
Basic	$0.02				$(0.03)
Diluted	$0.02				$(0.03)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Conduent Incorporated

Unaudited Pro Forma Condensed Consolidated Statement of Income (Loss)

For the Year Ended December 31, 2020

(in millions, except per share data)	Conduent Historical	Transaction Accounting Adjustments	Notes		Unaudited Pro Forma
Revenue	$4,163	$(72)	(d	)	$4,091
Operating Costs and Expenses
Cost of services (excluding depreciation and amortization)	3,209	(32)	(d	)	3,177
Selling, general and administrative (excluding depreciation and amortization)	468	(10)	(d	)	458
Research and development (excluding depreciation and amortization)	1	—			1
Depreciation and amortization	459	(7)	(d	)	452
Restructuring and related costs	67	—			67
Interest expense	60	(2)	(e	)	58
(Gain) loss on divestitures and transaction costs	17	(164)	(i	)	(147)
Litigation costs	20	—			20
Loss on extinguishment of debt	—	—			—
Other (income) expenses, net	1	—			1

Total Operating Costs and Expenses	4,302	(215)			4,087

Income (Loss) Before Income Taxes	(139)	143			4
Income tax (benefit) expense	(21)	63	(f	)	42

Net Income (Loss)	$(118)	$80			$(38)

Net Earnings (Loss) per Share
Basic	$(0.61)				$(0.23)
Diluted	$(0.61)				$(0.23)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Conduent Incorporated

Notes to Unaudited Pro Forma Condensed Consolidated Statements

1. Basis of Presentation

The unaudited pro forma condensed consolidated financial statements give effect to the transaction accounting adjustments necessary to reflect the sale of the Business (the “Transaction”) as if it had occurred as of January 1, 2020, in the unaudited pro forma statements of operations for the nine months ended September 30, 2021, and the year ended December 31, 2020, and on September 30, 2021, in the unaudited pro forma balance sheet.

2. Pro Forma Adjustments

The unaudited pro forma condensed consolidated financial statements reflect the following adjustments:

(a) Adjustment reflects cash proceeds of approximately $321 million from sale of the Business less (i) repayment of approximately $100 million of debt and (ii) tax payment of $52 million related to the gain on the transaction with the remaining amount of $169 million designated as excess cash.

(b) Adjustments reflect the disposition of net assets of the Business as of September 30, 2021.

(c) Adjustment reflects after tax gain as if the Transaction had occurred on September 30, 2021. The after-tax gain on disposal is calculated as follows: $321 million representing the net cash proceeds less (i) the net assets of the disposed Business of $155 million, (ii) estimated direct transaction costs of $2 million and (iii) estimated income tax provision of $68 million.

(d) Adjustments reflect the elimination of revenue, costs of services, and operating expenses of the Business, including estimated IT infrastructure costs, enterprise application costs and certain corporate overhead expenses that are expected to be eliminated.

(e) Adjustments reflect the estimated reduction to interest and amortization of debt discount expense related to the intended use of a portion of the estimated net proceeds from the sale of the Business for repayment of approximately $100 million of debt as if such debt was repaid on January 1, 2020.

(f) Adjustments represent the estimated income tax effect of the transaction accounting adjustments.

(g) Adjustment represents accrual of estimated direct transaction costs of approximately $2 million.

(h) Adjustment represents the estimated utilization of deferred tax assets as a result of the Transaction.

(i) Adjustment reflects gain as if the Transaction had occurred on January 1, 2020. The gain on disposal is calculated as follows: $321 million representing the net cash proceeds less (i) the net assets of the disposed Business of $155 million and (ii) estimated direct transaction costs of $2 million.